UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2006

PRIMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its chapter)

Delaware	333-46494	36-4170318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18881 Von Karman Avenue Suite 500 Irvine, California 92612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, the Compensation Committee of the Board of Directors of Primal Solutions, Inc. appointed Robert Richardson, Executive Vice President of Operations, to serve as the Company’s Chief Operating Officer. Mr. Richardson’s appointment will become effective March 22, 2006.

Mr. Richardson joined Primal in August 2003 as the Senior Vice President of Services responsible for Customer Support and Consulting Services and launching Primal’s new application management and hosting services. In July 2004, Mr. Richardson was promoted to Executive Vice President of Operations. From December 2001 to August 2003, Mr. Richardson was a consulting project manager for Sony Pictures Entertainment and responsible for the delivery of the billing and cash application portions of a custom accounting system. In January 1998 Mr. Richardson founded StrataSource, Inc. and until October 2001 served as its Executive Vice President, responsible for defining its strategic direction. Mr. Richardson earned his Bachelor of Science degree in computer science from University of Southern California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2006	PRIMAL SOLUTIONS, INC.

	By:	/s/ William C. Bousema
William C. Bousema
Chief Financial Officer